Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Maison Solutions Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(o)(2)	3,450,000	$4.00	$13,800,000	0.00011020	$1,520.76
	Other	Underwriter Warrants	Rule 457(g) (3)
Fees to Be Paid		Class A common stock, par value $0.0001 per share of the Underwriter Warrants(4)	Rule 457(o)(2)	172,500	$4.00	$690,000	0.00011020	$76.04
Total Offering Amounts						$14,490,000		$1,596.80
Total Fees Previously Paid(5)								$1,996.00
Total Fee Offsets								-
Net Fee Due								$-

(1)	Includes 450,000 shares of Class A common stock that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder.

(3)	Calculated pursuant to Rule 457(g) of the Securities Act because the shares of Class A common stock the Underwriter Warrants are registered hereby, no separate registration fee is required with respect to the Underwriter Warrants registered hereby.

(4)	The registrant has agreed to issue, upon the closing of this offering, underwriter warrant to the underwriters, entitling them to purchase a number of Class A common stock equal to 5% of the aggregate shares of Class A common stock sold in this offering (including any shares sold pursuant to the over-allotment option). The exercise price of the underwriter warrant will be equal to 120% of the public offering price of the Class A common stock offered hereby.

(5)	Represents fees previously paid in connection with the Company’s Registration Statement on Form S-1 (Reg. No. 333-272123) (the “Registration Statement”) and Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on May 22, 2023 and June 2, 2023, respectively.